Exhibit 99.1

NEWS RELEASE

Westell Reports Fiscal 2019 First Quarter Results and Charts a Course for Future Growth
AURORA, IL, August 1, 2018 – Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance network infrastructure solutions, announced results for its fiscal 2019 first quarter ended June 30, 2018 (1Q19) and, under new CEO leadership, a new course for future growth. Management will host a conference call to discuss 1Q19 results and plans for future growth tomorrow, Thursday, August 2, 2018, at 9:30 AM Eastern Time (details below).
Revenue was $13.0 million and comprised $3.6 million from the In-Building Wireless (IBW) segment, $5.7 million from the Intelligent Site Management (ISM) segment, and $3.7 million from the Communication Network Solutions (CNS) segment.

	1Q19 3 months ended 6/30/18	4Q18 3 months ended 3/31/18	+ increase / - decrease
Revenue	$13.0M	$11.1M	+$1.9M
Gross Margin	45.5%	45.5%	—%
Operating Margin	-1.2%	-8.5%	+7.3%
Net Income (Loss)	($0.0M)	($0.9M)	+$0.9M
Earnings (Loss) Per Share	($0.00)	($0.06)	+$0.06
Non-GAAP Operating Margin (1)	+8.6%	+3.5%	+5.1%
Non-GAAP Net Income (1)	$1.2M	$0.4M	+$0.8M
Non-GAAP Earnings Per Share (1)	$0.08	$0.03	+$0.05
Non-GAAP Adjusted EBITDA (1)	$1.3M	$0.6M	+$0.7M
Ending Cash and ST Investments	$25.8M	$27.7M	-$1.9M
(1) Please refer to the schedule at the end of this press release for a complete GAAP to non-GAAP reconciliation and other information related to non-GAAP financial measures.
“While sequential quarter revenue rebounded, largely on stronger ISM results, our goal and primary focus is to achieve meaningful growth across all three business segments,” said Stephen John, who joined Westell as President and Chief Executive Officer in May 2018. “With the changes taking place in the industry, including network densification, deeper fiber access, in-building wireless, and the migration to 5G, our customers require more efficient infrastructure investments, especially at the edge of the network where Westell has built a solid reputation for high-quality solutions. To capitalize on these opportunities, we are charting a course for future growth that we expect to include acquisitions and partnerships, complemented by organic growth through go-to-market strategies, expansion into adjacent markets, and innovation. Our primary focus is to grow the business and drive increased shareholder value.”

In-Building Wireless (IBW) Segment

	1Q19 3 months ended 6/30/18	4Q18 3 months ended 3/31/18	+ increase / - decrease
IBW Segment Revenue	$3.6M	$3.2M	+$0.4M
IBW Segment Gross Margin	46.7%	48.0%	-1.3%
IBW Segment R&D Expense	$0.5M	$0.5M	$—
IBW Segment Profit	$1.1M	$1.0M	+$0.1M

IBW’s revenue increase was driven primarily by higher sales of public safety repeaters. IBW’s gross margin decrease was due primarily to mix. IBW’s segment profit increase was driven by the higher revenue.
Intelligent Site Management (ISM) Segment

	1Q19 3 months ended 6/30/18	4Q18 3 months ended 3/31/18	+ increase / - decrease
ISM Segment Revenue	$5.7M	$4.7M	+$1.0M
ISM Segment Gross Margin	51.3%	52.3%	-1.0%
ISM Segment R&D Expense	$0.6M	$0.6M	$—
ISM Segment Profit	$2.4M	$1.8M	+$0.6M

ISM’s revenue increase was driven by higher sales of remote units and software licenses, partly offset by lower services revenue. ISM’s gross margin decreased slightly due primarily to mix. ISM’s segment profit increase was driven by the higher revenue.
Communication Network Solutions (CNS) Segment

	1Q19 3 months ended 6/30/18	4Q18 3 months ended 3/31/18	+ increase / - decrease
CNS Segment Revenue	$3.7M	$3.2M	+$0.5M
CNS Segment Gross Margin	35.5%	33.2%	+2.3%
CNS Segment R&D Expense	$0.3M	$0.2M	-$0.1M
CNS Segment Profit	$1.0M	$0.8M	+$0.2M

CNS’s revenue increase was driven primarily by higher sales of power distribution products. CNS’s gross margin increase was driven primarily by a more favorable mix and lower costs. CNS’s segment profit increase was driven by the higher revenue and improved gross margin.

Conference Call Information
Management will discuss financial and business results and plans for future growth during the quarterly conference call on Thursday, August 2, 2018, at 9:30 AM Eastern Time. Investors may quickly register online in advance of the call at https://www.conferenceplus.com/Westell. After registering, participants receive dial-in numbers, a passcode and a registration ID that is used to uniquely identify their presence and automatically join them into the audio conference. A participant may also register by telephone on August 2, 2018, by calling (877) 875-0056 no later than 8:15 AM Central Time (9:15 AM Eastern Time) and providing the operator confirmation number 47253729.

This news release and related information that may be discussed on the conference call will be posted on the Investor Relations section of Westell's website: http://ir.westell.com. A digital recording of the entire conference will be available for replay on Westell's website by approximately 12:00 PM Eastern Time following the conclusion of the conference.
About Westell Technologies
Westell is a leading provider of high-performance network infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's portfolio of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high-quality reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2018, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

Westell Technologies, Inc.
Condensed Consolidated Statement of Operations
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2018	2018	2017
Revenue	$13,037	$11,096	$16,574
Cost of revenue	7,102	6,047	9,807
Gross profit	5,935	5,049	6,767
Gross margin	45.5%	45.5%	40.8%
Operating expenses:
R&D	1,432	1,352	2,276
Sales and marketing	2,137	2,012	2,336
General and administrative	1,534	1,580	1,711
Intangible amortization	990	1,047	1,047
Total operating expenses	6,093	5,991	7,370
Operating profit (loss)	(158)	(942)	(603)
Other income, net	119	89	43
Income (loss) before income taxes	(39)	(853)	(560)
Income tax benefit (expense)	—	(63)	(12)
Net income (loss)	$(39)	$(916)	$(572)

Net income (loss) per share:
Basic net income (loss)	$—	$(0.06)	$(0.04)
Diluted net income (loss)	$—	$(0.06)	$(0.04)
Weighted-average number of common shares outstanding:
Basic	15,632	15,541	15,481
Diluted	15,632	15,541	15,481

Westell Technologies, Inc.
Condensed Consolidated Balance Sheet
(Amounts in thousands)

	June 30, 2018 (Unaudited)	March 31, 2018
Assets
Cash and cash equivalents	$24,497	$24,963
Short-term investments	1,346	2,779
Accounts receivable, net	10,571	8,872
Inventories	9,727	9,222
Prepaid expenses and other current assets	1,283	816
Total current assets	47,424	46,652
Land, property and equipment, net	1,498	1,601
Intangible assets, net	10,445	11,435
Tax receivable, non-current	697	697
Other non-current assets	74	74
Total assets	$60,138	$60,459
Liabilities and Stockholders’ Equity
Accounts payable	$2,256	$1,903
Accrued expenses	3,053	3,328
Accrued restructuring	14	63
Deferred revenue	1,516	1,790
Total current liabilities	6,839	7,084
Deferred revenue non-current	599	846
Other non-current liabilities	229	234
Total liabilities	7,667	8,164
Total stockholders’ equity	52,471	52,295
Total liabilities and stockholders’ equity	$60,138	$60,459

Westell Technologies, Inc.
Condensed Consolidated Statement of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three months ended June 30,
	2018		2017
Cash flows from operating activities:
Net income (loss)	$(39)		$(572)
Reconciliation of net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,142		1,277
Stock-based compensation	291		330
Deferred taxes	—		7
Exchange rate loss (gain)	10		(4)
Changes in assets and liabilities:
Accounts receivable	(1,705)		1,748
Inventory	(505)		321
Accounts payable and accrued expenses	24		(220)
Deferred revenue	(192)		(677)
Prepaid expenses and other current assets	(467)		228
Other assets	—		7
Net cash provided by (used in) operating activities	(1,441)		2,445
Cash flows from investing activities:
Net maturity (purchase) of short-term investments	1,433		—
Purchases of property and equipment, net	(50)		(155)
Net cash provided by (used in) investing activities	1,383		(155)
Cash flows from financing activities:
Purchase of treasury stock	(405)		(374)
Net cash provided by (used in) financing activities	(405)		(374)
Gain (loss) of exchange rate changes on cash	(3)		(6)
Net increase (decrease) in cash and cash equivalents	(466)		1,910
Cash and cash equivalents, beginning of period	24,963	(1)	21,778
Cash and cash equivalents, end of period	$24,497	(1)	$23,688

(1) As of June 30, 2018 and March 31, 2018, the Company has $1.3 million and $2.8 million, respectively, of short-term investments in addition to cash and cash equivalents.

Westell Technologies, Inc.
Segment Statement of Operations
(Amounts in thousands)
(Unaudited)

Sequential Quarter Comparison

	Three months ended June 30, 2018				Three months ended March 31, 2018
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$3,557	$5,744	$3,736	$13,037	$3,167	$4,688	$3,241	$11,096
Gross profit	1,662	2,948	1,325	5,935	1,520	2,454	1,075	5,049
Gross margin	46.7%	51.3%	35.5%	45.5%	48.0%	52.3%	33.2%	45.5%
R&D expenses	522	569	341	1,432	485	629	238	1,352
Segment profit	$1,140	$2,379	$984	$4,503	$1,035	$1,825	$837	$3,697

Year-over-Year Quarter Comparison

	Three months ended June 30, 2018				Three months ended June 30, 2017
	IBW	ISM	CNS	Total	IBW	ISM	CNS	Total
Total revenue	$3,557	$5,744	$3,736	$13,037	$6,956	$4,130	$5,488	$16,574
Gross profit	1,662	2,948	1,325	5,935	3,014	2,126	1,627	6,767
Gross margin	46.7%	51.3%	35.5%	45.5%	43.3%	51.5%	29.6%	40.8%
R&D expenses	522	569	341	1,432	1,463	565	248	2,276
Segment profit	$1,140	$2,379	$984	$4,503	$1,551	$1,561	$1,379	$4,491

Westell Technologies, Inc.
Reconciliation of GAAP to non-GAAP Financial Measures
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three months ended
	June 30,	March 31,	June 30,
	2018	2018	2017
GAAP consolidated operating expenses	$6,093	$5,991	$7,370
Adjustments:
Stock-based compensation (1)	(279)	(286)	(305)
Amortization of intangibles (2)	(990)	(1,047)	(1,047)
Total adjustments	(1,269)	(1,333)	(1,352)
Non-GAAP consolidated operating expenses	$4,824	$4,658	$6,018

	Three months ended
	June 30,	March 31,	June 30,
	2018	2018	2017
GAAP consolidated net income (loss)	$(39)	$(916)	$(572)
Less:
Income tax benefit (expense)	—	(63)	(12)
Other income, net	119	89	43
GAAP consolidated operating profit (loss)	$(158)	$(942)	$(603)
Adjustments:
Stock-based compensation (1)	291	283	330
Amortization of intangibles (2)	990	1,047	1,047
Total adjustments	1,281	1,330	1,377
Non-GAAP consolidated operating profit (loss)	$1,123	$388	$774
Depreciation	152	163	230
Non-GAAP consolidated Adjusted EBITDA (3)	$1,275	$551	$1,004

	Three months ended
	June 30,	March 31,	June 30,
	2018	2018	2017
GAAP consolidated net income (loss)	$(39)	$(916)	$(572)
Adjustments:
Stock-based compensation (1)	291	283	330
Amortization of intangibles (2)	990	1,047	1,047
Total adjustments	1,281	1,330	1,377
Non-GAAP consolidated net income (loss)	$1,242	$414	$805
GAAP consolidated net income (loss) per common share:
Diluted	$—	$(0.06)	$(0.04)
Non-GAAP consolidated net income (loss) per common share:
Diluted	$0.08	$0.03	$0.05
Average number of common shares outstanding:
Diluted	15,748	15,794	15,617
The Company conforms to U.S. Generally Accepted Accounting Principles (GAAP) in the preparation of its financial statements. The schedules above reconcile the Company's non-GAAP financial measures to the most directly comparable GAAP measure. The adjustments share one or more of the following characteristics: they are unusual and the Company does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control. Management believes that the non-GAAP financial information provides meaningful supplemental information to investors. Management also believes the non-GAAP financial information reflects the Company's core ongoing operating performance and facilitates comparisons across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results. Non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.
Footnotes:

(1) Stock-based compensation is a non-cash expense incurred in accordance with share-based compensation accounting standards.
(2) Amortization of intangibles is a non-cash expense arising from previously acquired intangible assets.
(3) EBITDA is a non-GAAP measure that represents Earnings Before Interest, Taxes, Depreciation, and Amortization. The Company presents Adjusted EBITDA.

For additional information, contact:

Tom Minichiello Chief Financial Officer Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com